Exhibit 10.13

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF JUNE 8, 2021 (THE “SUBORDINATION AGREEMENT”), AMONG (I) AGENDIA N.V., (II) AGENDIA, INC., (III) ATHYRIUM OPPORTUNITIES III ACQUISITION LP, AND (IV) EACH OF THE CONVERTIBLE NOTE PURCHASERS PARTY THERETO. THIS NOTE PURCHASE AGREEMENT IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL OBLIGATIONS (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH SUBORDINATION AGREEMENT AND EACH HOLDER OF THIS NOTE PURCHASE AGREEMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH SUBORDINATION AGREEMENT. THIS NOTE PURCHASE AGREEMENT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBORDINATION AGREEMENT.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of June 8, 2021 (this “Agreement”), is entered into by and among Agendia N.V., a public limited company (naamloze vennootschap) incorporated under Dutch law (the “Company”), and the entities listed on the schedule of purchasers attached hereto as Schedule I (each a “Purchaser” and, collectively, the “Purchasers”), as such Schedule I may be amended in accordance with Section 12 hereof.

RECITALS

A. On the terms and subject to the conditions set forth herein, each Purchaser, severally and not jointly, is willing to purchase from the Company, and the Company is willing to sell to such Purchaser, an unsecured subordinated convertible Note (as defined below) in the principal amount set forth opposite such Purchaser’s name on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Purchase and Sale of the Notes.

(a) Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers severally and not jointly agrees to purchase, one or more promissory notes in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Purchaser’s name on Schedule I. The obligations of the Purchasers to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $35,000,000.00.

(b) Interest; Original Issue Discount.

The Notes shall not bear interest; provided that upon the occurrence and during the continuance of any Event of Default, all outstanding Obligations shall bear interest during such period at an interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable laws of the State of New York and shall be payable on demand. All interest under the Notes shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Company and each Purchaser agree that each Note will be issued to the respective Purchaser for an amount equal to the product of the face amount of each Note (the “Original Note Amount”) multiplied by 0.90 (with such original issue discount being equated to interest and being net funded from the proceeds of the issuance of the Notes). For the avoidance of doubt, (i) on the Effective Date, each Purchaser shall advance to the Company an amount equal to the product of the Original Note Amount multiplied by 0.90 in exchange for the Company’s obligations to repay in full the Original Note Amount in accordance with the terms hereof and (ii) all calculations of amounts payable in respect of the Notes will be calculated on the basis of each Note’s full stated principal amount. The original issue discount on each Note pursuant to this Section 1(b) shall be deemed earned in full by each Purchaser on and as of the Effective Date.

The original issue discount hereunder shall in no event exceed the maximum rate permissible under applicable law. If such original issue discount hereunder is ever reduced as a result of this paragraph and at any time thereafter the maximum rate permitted by the laws of the State of New York shall exceed the rate of equated interest provided for in each Note, then such equated rate provided for in each Note shall be increased to the maximum rate provided by the laws of the State of New York for such period as is required so that the total amount of equated interest received by each Purchaser is that which would have been received by each Purchaser but for the operation of the first sentence of this paragraph.

(c) Closing. The sale and purchase of one or more of the Notes shall take place remotely via exchange of signatures on the date hereof (the “Effective Date”). On the Effective Date, the Company will deliver to each of the Purchasers participating on the Effective Date the Note to be purchased by such Purchaser, against receipt by the Company of the corresponding purchase price set forth on Schedule I (the “Purchase Price”), taking into account Section 1(b). The Purchase Price may be paid in cash payable to the Company or, in lieu of cash, in the form of exchange of the principal value of Unsecured Subordinated Promissory Notes issued by the Company and held by such Purchaser.

2. Maturity Date; Payments and Prepayments.

(a) The principal of and other amounts payable under each Note shall be immediately due and payable in full in cash on the earliest of: (i) December 31, 2022 (the “Maturity Date”); (ii) the acceleration of the obligations under any Note as provided in Section 10 upon the occurrence and during the continuance of an Event of Default; or (iii) the sale of all or substantially all of the assets of the Company.

(b) Prepayment, in whole or in part, is only permitted with consent of the Majority in Interest Purchasers and in compliance with Section 3 herein. Any such prepayment or any other payment on the Notes will be without premium or penalty and shall include any accrued interest on the principal amount prepaid and any other amounts then due and payable hereunder or under the Notes, and be applied to the payment of the aggregate principal amount of the Notes on a pro rata basis among all of the Notes. The Company may not reborrow any amounts repaid or prepaid under any Note.

(c) All payment and prepayments shall be denominated in U.S. dollars.

The Company hereby agrees that its obligation to make payments when due hereunder is absolute and unconditional and shall not be subject to refund, return, offset, deduction, cross-collateralization or counterclaim of any kind for any reason, and the Company hereby waives all defenses to payment thereof on the date such payments are due pursuant to the terms hereof.

3. Subordination. Notwithstanding anything to the contrary herein, the payment of the Obligations evidenced by the Notes, and the exercise of the rights of the Purchasers hereunder are each expressly subject and subordinated to the prior payment in full of the obligations under the Senior Notes purchased under the Senior Note Purchase Agreement, in accordance with the Subordination Agreement. The Obligations evidenced by the Notes shall be senior in right of payment to all existing and future subordinated and unsecured indebtedness of the Company.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to each Purchaser that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a public limited company (naamloze vennootschap) duly incorporated, validly existing and in good standing under Dutch law; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted in all material respects.

(b) Authority. The execution, delivery and performance by the Company of this Agreement and the Notes (collectively, the “Note Documents”) to be executed by the Company and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Note Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Note Documents executed by the Company and the performance and consummation of the transactions contemplated hereby and thereby do not and will not violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound.

(e) Approvals. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of the Note Documents executed by the Company and the performance and consummation of the transactions contemplated hereby and thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f) Use of Proceeds. The proceeds of the Notes shall be used (1) to pay fees and expenses in connection with the transactions contemplated hereby and (2) for working capital and general corporate purposes of the Company.

(g) Notice of Event of Default. As soon as possible, and in any event within five (5) Business Days after the Company becoming aware of the occurrence of an Event of Default, an authorized officer of the Company shall deliver to the Purchasers a written statement setting forth the details of such Event of Default.

5. Representations and Warranties of Purchasers. Each Purchaser, for that Purchaser alone, represents and warrants to the Company upon the acquisition of a Note that such Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Note Documents constitute valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

6. Mandatory Conversion of Notes. Pursuant to an Event of Conversion outlined in this Section 6, in the event of an Equity Financing, Qualified Listing Transaction or Change of Control Transaction (each an “Event of Conversion”) detailed below, the Notes shall automatically and irrevocably be converted into ordinary shares of the Company. Upon conversion of the notes and issuance of the Conversion Shares, the Purchasers agree to, or cause one of its Affiliates that is Purchaser’s designee to receive the Conversion Shares to, comply with and be bound by the terms, conditions and provisions of the Company’s Articles of Association and the Amended and Restated Shareholders’ Agreement regarding Agendia N.V. and the Relationship Agreement, as it may be amended and/or restated, then in effect and to execute and become party to all customary agreements that the Company reasonably requests in connection with such share issuance.

(a) Equity Financing. Upon the closing of an Equity Financing, the Original Note Amount of each Purchaser shall automatically be converted into Conversion Shares without any action on the part of the Company or each Purchaser. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Original Note Amount by the Equity Financing Conversion Price. The Company shall notify each Purchaser in writing of the anticipated occurrence of an Equity Financing at least five days prior to the closing date of the Equity Financing, notifying each Purchaser of the conversion to be effected and the terms under which the equity securities of the Company are anticipated to be sold in such Equity Financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the equity securities of the Company sold in the Equity Financing.

(b) Qualified Listing Transaction. Upon the closing of a Qualified Listing Transaction, the Original Note Amount of each Purchaser shall automatically be converted into Conversion Shares without any action on the part of the Company or each Purchaser. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Original Note Amount by the Qualified Listing Transaction Conversion Price. The Company shall notify each Purchaser in writing of the anticipated occurrence of a Qualified Listing Transaction at least five days prior to the closing date of the Qualified Listing Transaction, notifying each Purchaser of the conversion to be effected and the terms under which the equity securities of the Company are anticipated to be sold in such Qualified Listing Transaction. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the equity securities of the Company sold in the Qualified Listing Transaction.

(c) Change of Control Transaction. Other than a Qualified Listing Transaction or Equity Financing, if there is a Change of Control of the Company in which all or substantially all of the shares of the Company are acquired in a single transaction or series of transactions pursuant to definitive documents approved by the shareholders of the Company, immediately prior to first closing of such transaction, the Original Note Amount of each Purchaser shall automatically be converted into Conversion Shares without any action on the part of the Company or each Purchaser. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Original Note Amount by the Change of Control Conversion Price. The Company shall notify each Purchaser in writing of the anticipated occurrence of a Change of Control at least five days prior to the closing date of the Change of Control transaction, notifying each Purchaser of the conversion to be effected and the terms under which the equity securities of the Company are anticipated to be sold in such Change of Control. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the equity securities of the Company sold in the Change of Control transaction. Each Purchaser hereby agrees to execute and become party to all customary agreements that the Company reasonably requests in connection with such Change of Control transaction.

(d) No Voluntary Conversion. No purchaser may voluntarily elect to convert its Note and each Purchaser acknowledges and agrees that each Note shall only be converted pursuant to the automatic mandatory conversion provisions set forth in clauses (a), (b) and (c) above.

(e) No Fractional Shares. Upon the conversion of a Note into Conversion Shares, any fraction of a share will be rounded down to the next whole share of Conversion Shares. No payment will be made to a Purchaser in lieu of any fractional shares to which a Purchaser would otherwise have been entitled, and such amounts shall be extinguished without any further payment on the part of the Company.

7. Conditions to Closing. Each Purchaser’s obligations on the Effective Date are subject to the fulfillment, on or prior to the Effective Date, of all of the following conditions, any of which may be waived in whole or in part by such Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the Effective Date;

(b) Officer’s Certificate. The delivery of an officer’s certificate certifying as of the date hereof (1) copies of the governing documents of the Company, certified by the Secretary of State of its jurisdiction of organization; (2) resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents; and (3) signature and incumbency certificates of the officers of the Company executing the Note Documents;

(c) Execution of Note Documents. The execution and delivery of each Note Document, in each case, by the Company and the respective Purchaser;

(d) Minimum Issuance. The issuance by the Company and the purchase by one or more Purchasers of Notes hereunder in an aggregate principal amount of not less than $30,000,000; and

(e) Amendment to Senior Note Purchase Agreement. The execution and delivery of an amendment to the Senior Note Purchase Agreement that amends the Senior Note Purchase Agreement to, among other things, permit the incurrence by the Company of the Obligations under the Notes.

8. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes on the Effective Date is subject to the fulfillment, on or prior to the Effective Date of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct on the Effective Date.

(b) Purchase Price. Each Purchaser shall have delivered to the Company the Purchase Price in respect of the Note purchased by such Purchaser referenced in Section 1(c).

9. Events of Default. The occurrence of any of the following constitutes an “Event of Default”:

(a) The Company shall fail to pay (1) when due any principal under any Note or (2) any interest on any Note or any other amount payable under any Note within three (3) days following the due date thereof; or

(b) The Company defaults in the performance of or compliance with any term contained in this Agreement or any Note and such default is not remedied or waived within ten (10) days after the earlier of (1) receipt by the Company of notice from a Purchaser of such default or (2) actual knowledge of an officer of the Company of such default; or

(c) An Event of Default (as defined in the Senior Note Purchase Agreement) occurs and is continuing in respect of the Senior Note Purchase Agreement and the notes purchased thereunder (the “Senior Notes”) and the holders of the Senior Notes accelerate the obligations under such Senior Notes, provided, however, that an Event of Default under this Section 9(c) shall be deemed cured, rescinded and of no force or effect if the acceleration of the Senior Notes has been cured or rescinded; or

(d) The Company, or any of its material subsidiaries, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or formally admits in writing its inability or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(e) An involuntary case or other proceeding shall be commenced against the Company, or any of its material subsidiaries, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed, unbonded or unstayed for a period of sixty (60) days; or a final order for relief by a court of competent jurisdiction shall be entered against the Company, or any of its material subsidiaries, under the federal bankruptcy laws as now or hereafter in effect; or

(f) A Change of Control occurs, unless the Notes are paid in full or converted pursuant to Section 6 hereof, in connection with the closing of such transaction or each Purchaser has provided its prior written consent to such Change of Control; provided that any Change of Control is subject to the automatic mandatory conversion provisions of Section 6 hereof; or

(g) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company herein, in any other Note Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) when made or deemed made; or

(h) (1) There is entered against the Company one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (as defined in the Senior Note Purchase Agreement) to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or (2) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of thirty (30) consecutive dates during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; or

(i) Any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company contests in any manner the validity or enforceability of any Note Document; or the Company denies that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate or rescind any Note Document.

10. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 9(d) or 9(e)) and at any time thereafter during the continuance of such Event of Default, the Majority in Interest Purchasers may declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 9(d) or 9(e), immediately and without notice, all outstanding Obligations automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Majority in Interest Purchasers may exercise any other right power or remedy granted to it hereby, or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

11. Definitions. As used in the Note Documents, the following capitalized terms have the following meanings:

“Affiliate” has the meaning set forth in the Senior Note Purchase Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York, New York are authorized by law to close.

“Change of Control” has the meaning set forth in the Senior Note Purchase Agreement.

“Change of Control Conversion Price” shall mean 0.95 multiplied by either, as applicable, (a) for cash transactions, the initial cash distribution to each ordinary share of the Company in connection with such Change of Control transaction or (b) for equity securities or equity securities and cash transactions, the initial aggregate consideration distributed to each ordinary share, including cash plus the fair value of equity securities to be received. For purposes of clause (b), in the case of (x) equity securities traded on an internationally recognized exchange, the fair value of the equity securities will equal the simple average of the closing prices, as reported at the close of regular trading by the principal exchange of such equity securities, for the four (4) business days preceding the day which is two (2) business days before closing of such transaction or (y) equity securities not traded on an internationally recognized exchange, the fair value of the equity securities will equal an amount determined in good faith by the board of the Company.

“Conversion Shares” means the equity securities of the Company issued in connection with the Equity Financing, Qualified Listing Transaction or Change of Control, as applicable.

“Default Rate” means an interest rate equal to two percent (2.00%) per annum, to the fullest extent permitted by applicable laws of the State of New York.

“Equity Financing” means an equity financing of the Company with one or more investors that results in gross proceeds to the Company of at least $10,000,000 in the aggregate from such investors, other than a Qualified Listing Transaction.

“Equity Financing Conversion Price” shall mean 0.85 multiplied by the price paid per share for equity securities of the Company by the other investors in the Equity Financing.

“Event of Default” has the meaning given in Section 9 hereof.

“Material Adverse Effect” has the meaning set forth in the Senior Note Purchase Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Purchasers of every kind and description, now existing or hereafter arising under or pursuant to the terms of the Note Documents, including, all interest, fees, charges, expenses, reasonable and documented attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Qualified Listing Transaction” shall mean either (i) an Initial Public Offering, (ii) a Direct Listing or (iii) a SPAC Combination, in each case, which results in aggregate gross proceeds of at least $40,000,000 in the aggregate.

“Qualified Listing Transaction Conversion Price” shall mean 1.0 multiplied by, as applicable, (a) the offering price of shares of equity securities of the Company in connection with an underwritten public offering under the Securities Act of 1933, as amended, (an “Initial Public Offering”); (b) the average of the daily volume weighted average price for equity securities of the Company over the five (5) trading day period following a direct listing transaction (a “Direct Listing”); or (c) in the case of a business combination of the Company and a SPAC, the lower of (1) the offering price for shares of common stock of the SPAC in its Initial Public Offering and (2) the offering price for shares of common stock offered to investors in connection with the business combination of the SPAC and the Company (in each case, referred to as a “SPAC Combination”).

“Senior Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated as of July 24, 2018, among the Company, the purchasers from time to time party thereto and Athyrium Opportunities III Acquisition LP, a Delaware limited partnership, as collateral agent for the purchasers from time to time party thereto (as amended, restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time).

“Senior Notes” has the meaning given in Section 9(c) hereof.

“SPAC” means a special purpose acquisition entity, which (i) has been formed with the purpose of raising capital, (ii) has completed an initial public offering resulting in the equity interests of such entity being listed on a United States national securities exchange, and (iii) does not conduct any material business or maintain any material assets other than cash.

“Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the date hereof, between the Company, Athyrium Opportunities III Acquisition LP and the Purchasers (as amended, restated, supplemented or otherwise modified from time to time).

12. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and Purchasers holding at least a majority of the aggregate outstanding principal amount of the Notes (the “Majority in Interest Purchasers”); provided, however, that no such amendment, waiver or consent shall: (i) reduce or forgive the principal amount of any Note or any other amount due under this Agreement or any Note, (ii) reduce the rate of interest of any Note, (iii) extend the Maturity Date or any other date on which any amount under any Note Document is due and payable or (iv) fail to apply equally to all Purchasers of the Notes, in each case, without the written consent of each Purchaser directly affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b) Governing Law. THIS AGREEMENT AND EACH OTHER NOTE DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THE NOTE DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Successors and Assigns. Subject to the restrictions on transfer described in this Section 12(e), the rights and obligations of the Company and the Purchasers shall be binding upon and benefit their successors, assigns, heirs, administrators and transferees. Neither this Agreement, the Notes, nor any of the rights, interests or obligations hereunder and thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of each Purchaser. Any Purchaser may transfer, without restriction, Notes to one or more of its Affiliates with the prior written consent of the Company, which will not be unreasonably withheld; provided that upon the occurrence and during the continuance of an Event of Default, no such consent of the Company shall be required.

(f) Partial Invalidity; Entire Agreement. If at any time any provision of this Agreement or any Note is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or any Note nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. This Agreement and the Notes constitute and contain the entire agreement among the Company and Purchasers and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, electronically mailed or delivered (including by an international courier service of recognized standing) to each party at such address, e-mail address or facsimile number as set forth on the signature pages hereto or such other address, e-mail address or facsimile number as shall have been furnished to by each party to the other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service of recognized standing, (v) if sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid.

(h) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Notes to each of the Purchasers is a separate sale. Unless otherwise expressly provided in the Note Documents, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. No failure or delay on each Purchaser’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(j) Indemnification. In addition to the Company’s other Obligations under this Agreement, the Company agrees to defend, protect, indemnify and hold harmless each Purchaser and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, documented out-of-pocket fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees as a result of or arising from or relating to or in connection with the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Note Document or of any other document executed in connection with the transactions contemplated by this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any obligation to any Indemnitee under this subsection (j) for any Indemnified Matter caused by the bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a final non- appealable judgment of a court of competent jurisdiction. This subsection (j) shall not apply with respect to taxes other than any taxes that represent losses, damages, liabilities, etc. arising from any non-tax claim. This subsection (j) shall survive repayment in full of the Notes and termination of the Notes.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission is as effective as delivery of a manually executed counterpart of this Agreement.

(signature page follows)

This Convertible Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

AGENDIA N.V.,
a public limited company (naamloze vennootschap) incorporated under Dutch law

By:	/s/ Mark R. Straley
Name: Mark R. Straley
Title: Chief Executive Officer

By:	/s/ Brian B. Dow
Name: Brian B. Dow
Title: Chief Financial Officer

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

NORGINE VENTURES B.V.

By:	/s/ Peter Stein
Name:	Peter Stein
Title:	Director

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

ATHYRIUM OPPORTUNITIES III ACQUISITION LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its general partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, its general partner

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

KORYS INVESTMENTS NV

By:	/s/ Piet Colruyt	/s/ Vincent Vliebergh
Name:	Piet Colruyt	Mazerine Partners SPRL, repr. by Vincent Vliebergh,
Title:	Director	Director

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

HARTWIG HOUDSTERMAATSCHAPPIJ B.V.

By:	/s/ R.H. Defares
Name: R.H. Defares
Title: Director

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

STICHTING LICHFIELD

By:	/s/ J.H. Wolkers	/s/ G.H.M. Vehmeijer
Name:	J.H. Wolkers	G.H.M. Vehmeijer
Title:

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

P.H.C.J. VAN DOORNE

By:	/s/ P.H.C.J. Van Doorne
Name: P.H.C.J. Van Doorne
Title:

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

B.H.R. HILTERMANN BEHEER BV

By:	/s/ B.H.R Hiltermann
Name: B.H.R Hiltermann
Title: CEO

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

G&M LINNAEUSPARK B.V.

By:	/s/ Gert jan van der Baan Beheer BV
Name:	Gert jan van der Baan
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

H. BRULLEMAN

By:	/s/ Henk Brulleman
Name: Henk Brulleman
Title: Natural person - not applicable

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

B.S. VAN DER BAAN

By:	/s/ Bastiaan van der Baan
Name: Bastiaan van der Baan
Title: Chief Clinical Affairs & Business Dev Officer
Agendia

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

MARK R. STRALEY

By:	/s/ Mark R. Straley

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

BRIAN B. DOW

By:	/s/ Brian B. Dow

[Signature Page to Note Purchase Agreement]

This Note Purchase Agreement has been executed by the undersigned as of the date stated in the introductory clause.

PURCHASER:

SIRSHENDU ROOPOM BANERJEE

By:	/s/ Sirshendu Roopom Banerjee

[Signature Page to Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF PURCHASERS

1